UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2011
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Dana Holding Corporation (“Dana”) previously announced that Executive Chairman and Interim CEO John Devine and Executive Vice President and Chief Financial Officer Jim Yost will participate in the Deutsche Bank Global Auto Industry Conference in Detroit, Michigan, on January 12, 2011. Mr. Devine will present for approximately 40 minutes, beginning at 11:45 a.m. EST, and talk about Dana’s recent financial performance, as well as current and future plans.
Information on accessing a live webcast will be posted to Dana’s investor website (www.dana.com/investors) prior to the event. In addition, the audio replay of Mr. Devine’s remarks will be available the next business day via the Dana investor website. A copy of the presentation slides, which will be discussed at that conference, is attached hereto as Exhibit 99.1.
The information in this Item 7.01 (together with Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On January 12, 2011, Dana Holding Corporation issued a press release announcing that it has reached a settlement with Toyota Motor Engineering & Manufacturing North America, Inc., for warranty claims related to frames produced by the company’s former Structural Products business. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Deutsche Bank Global Auto Industry Conference Presentation Slides
99.2	Press Release dated January 12, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: January 12, 2011	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Deutsche Bank Global Auto Industry Conference Presentation Slides
99.2	Press Release dated January 12, 2011

4